UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada 89109	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2016, MGP Escrow Issuer, LLC (to be merged with and into MGM Growth Properties Operating Partnership LP (the “OP”) upon the completion of certain formation transactions associated with MGM Growth Properties LLC (the “Formation Transactions”)) and MGP Escrow Co-Issuer, Inc. (collectively, the “Issuers”), indirect wholly owned subsidiaries of MGM Resorts International, a Delaware corporation (the “Company”), issued $1.05 billion in aggregate principal amount of their 5.625% senior notes due 2024 (the “Notes”) under an indenture dated as of April 20, 2016 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee. The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Issuers intend to use the net proceeds of the offering, or approximately $1,030.9 million (after giving effect to discounts, commissions and offering expenses), together with borrowings under certain term loan facilities to be entered into by the OP in connection with the Formation Transactions and the proceeds of an equity contribution by MGM Growth Properties LLC into the OP expected to occur concurrently therewith, to repay the bridge facilities entered into by the Company and certain of its subsidiaries and assumed by the OP in connection with the Formation Transactions. The proceeds from the Notes offering were placed in escrow to be released in connection with the completion of the Formation Transactions. A copy of the Indenture is filed herewith as Exhibit 4.1.

The Notes will mature on May 1, 2024. The Company will pay interest on the Notes on May 1 and November 1 of each year, commencing on November 1, 2016. Interest on the Notes will accrue at a rate of 5.625% per annum and be payable in cash.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by all of the OP’s subsidiaries that guarantee the term loan facilities upon consummation of the Formation Transactions.

The Issuers may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus, to the extent the Issuers are redeeming Notes prior to the date that is three months prior to their maturity date, an applicable make whole premium, plus, in each case, accrued and unpaid interest.

The Indenture contains customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; certain events of bankruptcy or insolvency; and the master lease or the guaranty related thereto terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

In connection with the closing, a registration rights agreement was entered into on April 20, 2016, between the Issuers and the initial purchasers named therein (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers agreed to use their commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission to be used in connection with the exchange of the Notes and related guarantees for registered notes and related guarantees with substantially identical terms in all material respects, except that the registered notes will not have legends restricting transfer. If the Issuers are not permitted to effect the exchange offer, or under certain other circumstances, the Issuers also agreed to file a shelf registration statement relating to the resale of the Notes. If neither the exchange offer registration statement nor the shelf registration statement are declared effective, or remain effective, for the required periods pursuant to the Registration Rights Agreement, or if the Issuers do not comply with certain other obligations under the Registration Rights Agreement relating to the foregoing, then additional interest will accrue on the Notes in accordance therewith and under the Indenture, subject to the limitations therein. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2.

The descriptions set forth above are qualified by the Indenture and the Registration Rights Agreement filed herewith as exhibits. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
4.1	Indenture, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Notes.

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